UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On April 27, 2011, the Company entered into three separate debt settlement agreements with 0743608 BC Ltd. a company controlled by a director and officer of our Company; CAB Financial Services Ltd. a company controlled by a director and officer of our Company; and Robert McAllister.

The following is a summary of the debt forgiveness/settlement:

a)	US$84,656.72 Company debt forgiven by 0743608 BC Ltd. for nil consideration.

b)	US$90,000 Company debt with CAB Financial Services Ltd. for consulting fees. The Company will issue 360,000 shares at a deemed price of US$0.25 per share as a full and final payment of US$90,000 debt.

c)

US$46,000 Company debt with Robert McAllister for consulting fees. The Company will issue 100,000 shares at a deemed price of US$0.25 per share as full and final payment of US$25,000 debt. The remaining US$21,000 debt will be forgiven by Robert McAllister.

The Company issued the units to two (2) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits.

Exhibit No.	Description
10.1	Debt Agreement with C.A.B Financial Services Ltd. dated April 27, 2011
10.2	Debt Agreement with 0743608 BC Ltd. dated April 27, 2011
10.3	Debt Agreement with Robert McAllister dated April 27, 2011
99.1	Press Release dated April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2011

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director